AMENDMENT NO. 3
                                 TO THE
                    ARROW ELECTRONICS SAVINGS PLAN
                    (as restated December 28, 1994)


          The Arrow Electronics Savings Plan as restated December 28, 1994 and as subsequently amended, is hereby further amended effective December 31, 1996 by the addition of the attached Supplement No. 6.


                                     ARROW ELECTRONICS, INC.

                                     By: /s/ Robert E. Klatell
                                        ------------------------
                                        Executive Vice President
ATTEST:

By: /s/ Wayne Brody
    ---------------


                                     CAPSTONE ELECTRONICS CORP.

                                     By: /s/ Robert E. Klatell
                                         ------------------------
                                         Executive Vice President
ATTEST:

By: /s/ Wayne Brody
    ---------------



                               SUPPLEMENT NO. 6
                                    TO THE

                         ARROW ELECTRONICS SAVINGS PLAN

                         Special Provisions Applicable
      to Former Members of the Capstone Electronics Profit-Sharing Plan

          Effective as of December 31, 1996, the Capstone Electronics Profit-Sharing Plan (the "Capstone Plan") merged into this Plan, and the terms of this Plan superseded in all respects the terms of the Capstone Plan. This Supplement No. 6 provides for such merger (the "Merger") and sets forth special provisions of the Plan that apply to former members of the Capstone Plan.

          S6.1  Special Definitions.  For purposes of this Supplement 6:

          S6.1.1 "Capstone" means Capstone Electronics Corp., a Delaware corporation.

          S6.1.2 "Capstone Account" means the account maintained under the Capstone Plan for each Capstone Member immediately prior to the Merger.

          S6.1.3 "Capstone Member" means a member of the Capstone Plan who had an undistributed Capstone Account immediately prior to the Merger or who was eligible under section 4.2 of the Capstone Plan to share in the Capstone Plan contribution (if any) made with respect to the 1996 Year.

          S6.1.4 "Capstone Plan" means the Capstone Electronics Profit- Sharing Plan, as in effect prior to the Merger.

          S6.1.5 "Capstone Trust Fund" means the trust fund maintained under the Capstone Plan immediately prior to the Merger.

          S6.2 Membership in Plan Effective December 31, 1996. Capstone Members will become Members of the Plan effective on December 31, 1996.

          S6.3 Merger. Effective as of December 31, 1996, the Capstone Plan and Capstone Trust Fund are merged into this Plan and the trust thereunder, respectively, and the terms of this Plan supersede in all respects the terms of the Capstone Plan with respect to the Capstone Accounts. All persons (including current and former employees and their beneficiaries) having an interest under the Capstone Plan prior to December 31, 1996 shall, on and after December 31, 1996, be entitled to benefits provided solely from this Plan (including this Supplement No. 6), in lieu of any and all interest which they had or may have had under the Capstone Plan.

          S6.4 Transfer of Capstone Trust Fund. The assets held by the trustees of the Capstone Trust Fund shall be transferred to the Trustee on December 31, 1996 or as soon as practicable thereafter. If and to the extent that such transfer is not completed on December 31, 1996, such trustees shall hold such assets, as adjusted for investment gain or loss thereon and expenses attributable thereto, as an additional trustee under this Plan, until such transfer is completed.

          S6.5 Allocation to Accounts. Funds transferred to the Trustee in respect of a Member's Capstone Account shall be allocated under the Plan to such Member's existing Matching Account (if any) and otherwise to a Matching Account of such Member established to receive the transferred funds.

          S6.6 Investment of Transferred Accounts. Funds transferred to the Trustee in respect of a Member's Capstone Account pursuant to Section S6.4 shall be invested in the same Investment Funds in the same proportions as the Member's Capstone Account was invested immediately prior to such transfer. Thereafter, the Member may change the percent-age of his Matching Account that is invested in each Investment Fund in accordance with Article V of the Plan.

          S6.7 Credit Under the Plan for Years of Service with Capstone. A Capstone Member's Years of Service under the Plan shall be the service credited to such Member for vesting purposes under the Capstone Plan as of December 31, 1996 plus any additional service credited under the rules of this Plan for periods before or after January 1, 1997 but without duplication.

          S6.8 Pre-Merger Elections and Designations. Notwithstanding any other provision of this Plan, (a) elections as to timing or form of benefit made, (b) designations of beneficiaries made, and (c) provisions that became applicable based on a failure to make an available election or designation, under the Capstone Plan on or before December 31, 1996, shall be given effect with respect to Capstone Members who retired or terminated employment under the terms of the Capstone Plan, or died, on or before December 31, 1996, and distribution shall be made in respect of such Members in accordance with the applicable provisions of the Capstone Plan as in effect at the relevant time or times prior to such date.

          S6.9 Beneficiary Designation. Beneficiary designations made under the Capstone Plan on or before December 31, 1996 by Capstone Members shall be given effect as if made under the Plan, unless and until superseded by a different actual or deemed designation (such as may occur on marriage of a single Member) under this Plan.

          S6.10 Contributions. Prior to the filing deadline for its 1996 federal income tax return, Capstone may, in its sole discretion, make a contribution to the Capstone Plan with respect to each Capstone Member who was eligible to share in such a contribution under section 4.2 of the Capstone Plan, by paying such contribution into the Plan as the continuation of the Capstone Plan by reason of the Merger. Such contribution shall be allocated among such Capstone Members in accordance with the provisions of the Capstone Plan governing contributions for the 1996 Year and accounted for under the Plan in the Member's Matching Account.

          S6.11 Capstone Plan Amended. The provisions of this Supplement 6 shall be treated as an amendment to and part of the Capstone Plan, effective December 31, 1996, to the extent necessary to give full effect to this Supplement.